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                                                                        09/11/96

                              CONSULTING AGREEMENT

Consulting Agreement dated as of September 11, 1996 between National Insurance Group, Inc., a California corporation (the "Company"), and Scorpion Holdings, Inc., a Delaware corporation ("Scorpion").

                                   AGREEMENT

                 The parties hereby agree as follows:

1.       SERVICES.
         --------
                 a) The Company hereby retains Scorpion to render consulting services to the Company, and Scorpion hereby agrees to render such services, for the period commencing on the date hereof and continuing during the term of this Agreement. Such consulting services shall be rendered by employees or representatives of Scorpion reasonably satisfactory to the Company, it being understood that Nuno Brandolini and Kevin McCarthy are satisfactory. Scorpion shall render such consulting services to the Company in connection with
                          (i) management and strategic planning, (ii) the identification of financing, acquisition and divestiture opportunities for the Company and (iii) other matters relating to the day-to-day business and operations of the Company, or any of its subsidiaries or affiliated companies, as the Board of Directors of the Company may from time to time reasonably request.

                 b) In the event that the Company, or any of its subsidiaries or affiliated companies, at any time or from time to time during the term of this Agreement engages in any (i) merger, consolidation or sale of any its assets (other than in the ordinary course of business) or outstanding securities, or (ii) acquisition of assets or stock of another company (each of which is hereinafter referred to as a "Transaction"), Scorpion shall have the right to act as a financial advisor to the Company in connection with such Transaction pursuant to an engagement agreement, the terms and conditions of which shall be mutually agreed upon by the Company and Scorpion acting in good faith (in each case, as appropriately completed, an "Engagement Agreement"). The parties acknowledge that Scorpion is not a broker/dealer, securities underwriter or placement agent and, accordingly, if a Transaction consists of a public or private offering or other placement of securities, Scorpion shall have the right to act as a financial advisor to the Company and such investment banking firm(s) as the Board of





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                          Directors of the Company may select shall be engaged
                          as underwriter(s) or placement agents(s). Each Engagement Agreement shall provide for the payment to Scorpion of a transaction fee for services rendered by Scorpion or any of its affiliates in respect of organizing, developing and consummating the applicable Transaction. Such fee shall be mutually agreed upon by the Company and Scorpion acting in good faith; provided however, that in the case of a public or private offering or other placement of securities, such amount shall be subject to an adjustment, by mutual agreement of Scorpion and the Company acting in good faith, after taking into account the scope of Scorpion's engagement with respect thereto.

2.       Term.

                          This Agreement shall be for a term of one year and shall expire on the first anniversary date of its date of execution. This term of this Agreement shall be extended for an additional period of one year from the first anniversary date of its execution unless written notice of termination is given by either party not less than sixty (60) days prior to the first anniversary date of this Agreement. Notwithstanding any termination of this Agreement, Scorpion shall be compensated in accordance with
                          Section 1 (b) for (i) transactions in progress at the date of termination and (ii) transactions completed within (1) one year of the date of termination of this Agreement between the Company and any party introduced by Scorpion to the Company prior to the date of termination of this Agreement. In either case, Scorpion will be compensated in accordance with
                          Section 1 (b) above.

3.       Fees and Expenses.

                 a) As compensation for Scorpion's consulting services rendered pursuant to Section 1 (a), the Company shall pay to Scorpion an annual fee (the "Consulting Fee") of $300,000 (the "Base Amount"), which shall be payable monthly in advance, commencing September 11, 1996.

                 b) In addition, the Company shall reimburse Scorpion for reasonable out-of-pocket costs and expenses incurred in connection with the performance of the consulting services rendered under this Agreement. Such reimbursement shall be made by the Company from time to time within thirty (30) days following its receipt of a written statement from Scorpion. If requested by the Company, Scorpion shall provide appropriate copies of invoices or a reasonably detailed description of the costs and expenses incurred.

4.       Indemnity.

                 (a) The Company shall indemnify and hold harmless Scorpion and its affiliates, and their respective stockholders, partners, directors, officers, agents and employees, to the full extent lawful, from and against all losses, claims, damages and liabilities related to or arising out of this Agreement or the performance of any consulting services contemplated hereby,





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                          including any such services performed prior to the
                          date hereof and any services performed by any officer or employee of Scorpion or any of its affiliates, and shall promptly reimburse (and/or advance to the extent reasonably requested) Scorpion and any other party entitled to be indemnified hereunder for all reasonable out-of-pocket expenses (including counsel fees and expenses) as incurred by Scorpion or any such other party in connection with investigating, preparing or defending any such claim, whether or not in connection with pending or threatened litigation in which Scorpion or any other party entitled to be indemnified hereunder is or may be a party. The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses which are finally determined to have resulted primarily from the willful misconduct, gross negligence or bad faith of Scorpion or any other party entitled to be indemnified hereunder. The foregoing agreement shall be in addition to any rights that Scorpion or any other party entitled to be indemnified hereunder may have at common law or otherwise.

                 (b) Scorpion and each party entitled to be indemnified hereunder shall have no liability to the Company related to or arising out of this Agreement or the performance of any consulting services contemplated hereby unless a loss results to the Company that is finally determined to have resulted primarily from the willful misconduct, gross negligence or bad faith of Scorpion or any such other party. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim, action or suit that may give rise to an indemnification obligation of the Company under this Section 4 is brought against Scorpion or any other party entitled to be indemnified hereunder. The provisions of this Section 4 shall survive the expiration or termination of this Agreement.

5. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered on the date
         (i) delivered in person or by overnight delivery service, (ii) mailed by certified or registered mail (return receipt requested) or (iii) sent by facsimile transmission, with a copy sent simultaneously by the U.S. mail, if addressed to the respective parties as follows:

                                       If to the Company, to:

                                       National Insurance Group, Inc.
                                       395 Oyster Point Blvd., Suite 500
                                       South San Francisco, CA 94080
                                       Attention: Mark Speizer






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                                       If to Scorpion, to:

                                       Scorpion Holdings, Inc.
                                       599 Lexington Ave.
                                       Suite 2700
                                       New York, NY 10022
                                       Attention: Kevin McCarthy


Either party, by notice to the other party given in accordance with this
Section 5, may designate additional or different addresses for subsequent notices or communications. Notices on behalf of a party may be signed and sent by an attorney for that party.

6. Permissible Activities. Nothing herein shall in any way preclude Scorpion from engaging in any other business activities or from performing any other services for its own account or for the account of others.

7. No Waiver; Amendments. This Agreement supersedes all prior agreements between the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto and cannot be changed or terminated orally. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. A waiver by either party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach. Any waiver must be in writing.

8. Consulting Relationship. It is understood and agreed that Scorpion shall for all purposes hereof be deemed to be an independent contractor and shall not, unless otherwise expressly authorized in writing by the Company, have any authority to act for or represent the Company in any way, execute any transaction on behalf of the Company or otherwise be deemed an agent of the Company. No federal, state or local withholding deductions shall be withheld from the fees and other amounts payable to Scorpion pursuant to this Agreement unless otherwise required by law.

9. Jurisdiction. Any action or proceeding to seek a provisional remedy pursuant under this Agreement shall be brought against either of the parties either in the State of California or in the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York or the Northern District of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) solely for the purpose of any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world, whether within or without the States of California or New York.

10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any corporation into which the Company shall consolidate or merge or to which it shall transfer all or substantially all of its assets. This Agreement may not be assigned by either





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         party, except that this Agreement may be assigned by Scorpion to any corporation or other entity controlling, controlled by or under common control with Scorpion provided that the individuals providing the consulting services are satisfactory to the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to performed entirely within such State.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                       NATIONAL INSURANCE GROUP, INC.



                                       By:
                                          --------------------------------
                                             Name:
                                             Title:



                                       SCORPION HOLDINGS, INC.


                                       By:
                                          --------------------------------
                                             Name:
                                             Title: